UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

DSS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Wiregrass Pkwy, West Henrietta, NY	14586
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On December 12, 2023, Frank D. Heuszel, the Chief Executive Officer (“CEO”) of DSS, Inc. (the “Company”) and the Company executed a letter agreement (“Heuszel Interim Agreement”) pursuant to which Mr. Heuszel agreed to act as CEO of the Company on a month-to-month basis beginning January 1, 2024 until a new employment agreement is executed (the “Heuszel Interim Period”). Mr. Heuszel’s current employment agreement pursuant to which he serves as CEO expires on December 31, 2023.

In accordance with the Heuszel Interim Agreement, Mr. Heuszel will continue to act as CEO until either a new employment agreement is successfully negotiated and executed or if the Heuszel Interim Agreement is terminated by either party by giving one month’s written notice to the other party.

Pursuant to the Heuszel Interim Agreement, Mr. Heuszel’s base salary is $260,000 per annum, which will be payable to him monthly in arrears. There will be no bonus accrued or payable during the Heuszel Interim Period.

On December 15, 2023, Jason Grady, the Chief Operating Officer (“COO”) of the Company and the Company executed a letter agreement (the “Grady Interim Agreement”) pursuant to which Mr. Grady agreed to act as COO of the Company on a month-to-month basis beginning January 1, 2024 until a new employment agreement is executed (the “Grady Interim Period”). Mr. Grady’s current employment agreement pursuant to which he serves as COO expires on December 31, 2023.

In accordance with the Grady Interim Agreement, Mr. Grady will continue to act as COO until either a new employment agreement is successfully negotiated and executed or if the Grady Interim Agreement is terminated by either party by giving one month’s written notice to the other party.

Pursuant to the Grady Interim Agreement, Mr. Grady’s base salary is $260,000 per annum, which will be payable to him monthly in arrears. There will be no bonus accrued or payable during the Grady Interim Period.

Also on December 15, 2023, Todd Macko, the Chief Financial Officer (“CFO”) of the Company and the Company executed a letter agreement (the “Macko Interim Agreement”) pursuant to which Mr. Macko agreed to act as CFO of the Company on a month-to-month basis beginning January 1, 2024 until a new employment agreement is executed (the “Macko Interim Period”). Mr. Macko’s current employment agreement pursuant to which he serves as CFO expires on December 31, 2023.

In accordance with the Macko Interim Agreement, Mr. Macko will continue to act as CFO until either a new employment agreement is successfully negotiated and executed or if the Macko Interim Agreement is terminated by either party by giving one month’s written notice to the other party.

Pursuant to the Macko Interim Agreement, Mr. Macko’s base salary is $248,000 per annum, which will be payable to him in accordance with the payroll policies of the Company. There will be no bonus accrued or payable during the Macko Interim Period.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter agreement between Frank D. Heuszel and DSS, Inc. executed December 12, 2023
10.2	Letter agreement between Jason Grady and DSS, Inc. executed December 15, 2023
10.3	Letter agreement between Todd Macko and DSS, Inc. executed December 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DSS, INC.

Date: December 18, 2023	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer